         As filed with the Securities and Exchange Commission on August 17, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             CHOLESTECH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------


                            3347 INVESTMENT BOULEVARD
       CALIFORNIA           HAYWARD, CALIFORNIA 94545           94-3065493
------------------------    -------------------------        ----------------
(STATE OF INCORPORATION)  (ADDRESS, INCLUDING ZIP CODE       (I.R.S. EMPLOYER
                            OF REGISTRANT'S PRINCIPAL     IDENTIFICATION NUMBER)
                                EXECUTIVE OFFICES)

                       1999 NONSTATUTORY STOCK OPTION PLAN
                          2000 STOCK INCENTIVE PROGRAM
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                WILLIAM W. BURKE
                       Vice President of Finance and Chief
                                Financial Officer
                             Cholestech Corporation
                            3347 Investment Boulevard
                            Hayward, California 94545
                                 (510) 732-7200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                             CHRIS F. FENNELL, ESQ.
                            KATHERINE STEPHENS, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF           AMOUNT TO BE       OFFERING PRICE       AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE        OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to
be issued under the 1999
Nonstatutory Stock Option
Plan (1) .......................     500,000 shares        $7.825 (2)        $3,912,500.00         $978.13
=============================================================================================================
Common Stock, no par value, to
be issued under the 2000 Stock
Incentive Program (1)...........     605,000 shares        $7.825 (2)        $4,734,125.00        $1,183.53
=============================================================================================================

                            ------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 10, 2001.

================================================================================

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        Cholestech Corporation (the "Company" or "Registrant") hereby incorporates by reference in this registration statement the following documents:

                A. The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2001 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                B. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2001 filed pursuant to Section 13(a) of the Exchange Act.

                C. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission (the "Commission") on May 4, 1992 pursuant to Section 12(b) of the 1934 Act and any amendments or reports filed with the Commission for the purpose of updating such description.

                D. The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 27, 1997 pursuant to Section 12(b) of the Exchange Act.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

        The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registrant has entered into Indemnification Agreements with its directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

ITEM 8. EXHIBITS


       Exhibit
       Number                              Documents
       -------                             ---------
        4.1     1999 Nonstatutory Stock Option Plan and form of agreement
                thereunder

        4.2     2000 Stock Incentive Program and form of agreement thereunder

        5.1     Opinion of counsel as to legality of securities being registered

        23.1    Consent of Counsel (contained in Exhibit 5.1)

        23.2    Consent of Independent Auditors

        24.1    Power of Attorney (see page 5)

ITEM 9. UNDERTAKINGS

                A. The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cholestech Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 17th day of August 2001.

                                       CHOLESTECH CORPORATION


                                       By: /s/ WARREN E. PINCKERT II
                                           -------------------------------------
                                           Warren E. Pinckert II
                                           President, Chief Executive Officer
                                           and Director (Principal Executive
                                           Officer)

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren E. Pinckert II and William W. Burke, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                                   TITLE                             DATE
           ---------                                   -----                             ----
/s/ WARREN E. PINCKERT II            President, Chief Executive Officer and          August 17, 2001
---------------------------------    Director (Principal Executive Officer)
Warren E. Pinckert II


/s/ WILLIAM W. BURKE                 Vice President of Finance, Chief Financial      August 17, 2001
---------------------------------    Officer, Treasurer and Secretary (Principal
William W. Burke                     Financial and Accounting Officer)


/s/ JOHN H. LANDON                   Director                                        August 17, 2001
---------------------------------
John H. Landon


/s/ MICHAEL D. CASEY                 Director                                        August 17, 2001
---------------------------------
Michael D. Casey


/s/ JOHN L. CASTELLO                 Director                                        August 17, 2001
---------------------------------
John L. Castello


/s/ MOLLY J. COYE                    Director                                        August 17, 2001
---------------------------------
Molly J. Coye


/s/ LARRY Y. WILSON                  Director                                        August 17, 2001
---------------------------------
Larry Y. Wilson

                             CHOLESTECH CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


      Exhibit
      Number                           Documents
      -------                          ---------
        4.1     1999 Nonstatutory Stock Option Plan and form of agreement
                thereunder

        4.2     2000 Stock Incentive Program and form of agreement thereunder

        5.1     Opinion of counsel as to legality of securities being registered

        23.1    Consent of Counsel (contained in Exhibit 5.1)

        23.2    Consent of Independent Auditors

        24.1    Power of Attorney (see page 5)